Exhibit 21

CORPORATE DIRECTORY
Our consolidated subsidiaries and affiliated companies as of June 30, 2020 are:

Consolidated Subsidiaries and Affiliated Companies of Kennametal Inc.
Kennametal (Malaysia) Sdn. Bhd.
Kennametal (Singapore) Pte. Ltd.
Kennametal (Thailand) Co., Ltd.
Kennametal Australia Pty. Ltd.
Kennametal de Mexico, S.A. de C.V.
Kennametal Distribution Services Asia Pte. Ltd.
Kennametal Hardpoint (Taiwan) Inc.
Kennametal Holdings Europe Inc.
Kennametal International S.A. (Panama)
Kennametal Japan Ltd.
Kennametal Korea Ltd.
Kennametal Manufacturing S.A. (Pty) Ltd.
Kennametal Shared Services Private Limited
Kennametal South Africa (Pty.) Ltd.
PT. Kennametal Indonesia Services

Consolidated Subsidiary of Kennametal (Singapore) Pte. Ltd.
Widia Shinki Vietnam LLC (partnership)

Consolidated Subsidiaries of Kennametal Holdings Europe Inc.
Deloro Stellite Holdings Corporation
Kennametal Holdings, LLC
Kennametal Holdings, LLC Luxembourg S.C.S.

Consolidated Subsidiaries of Deloro Stellite Holdings Corporation
DSGP LLC
Kennametal Stellite, L.P.
Kennametal Stellite Inc.
Kennametal Stellite (Shanghai) Co., Ltd. (Joint Venture)

Consolidated Subsidiary of Kennametal Holdings, LLC Luxembourg S.C.S.
Kennametal Luxembourg Holding S.à r.l.

Consolidated Subsidiaries of Kennametal Luxembourg Holding S.à r.l.
Kennametal Argentina S.A.
Kennametal Chile Ltda.
Kennametal do Brasil Ltda.
Kennametal Europe GmbH
Kennametal Luxembourg S.à r.l.
Comericializadora Kennametal Bolivia S.R.L.

Consolidated Subsidiaries of Kennametal Luxembourg S.à r.l.
Kennametal Asia (HK) Ltd.
Kennametal Ltd.
Kennametal Sintec Holding GmbH

Consolidated Subsidiaries of Kennametal Asia (HK) Ltd.
Kennametal Asia (China) Management Co. Ltd.
Kennametal (Baotou) Company Ltd.
Kennametal (China) Co. Ltd.
Kennametal Hardpoint (Shanghai) Co., Ltd.
Kennametal (Xuzhou) Company, Ltd.

Consolidated Subsidiary of Kennametal Sintec Holding GmbH
Kennametal Sintec Keramik Asia Ltd.

Consolidated Subsidiary of Kennametal Sintec Keramik Asia Ltd.
Sunshine Power-Tech (Shanghai) Ltd.

Consolidated Subsidiaries of Kennametal Europe GmbH
Hanita Metal Works, Ltd.
Kennametal Holding GmbH
Kennametal Nederland B.V.
OOO Kennametal

Consolidated Subsidiary of Hanita Metal Works, Ltd.
Hanita Cutting Tools, Inc.

Consolidated Subsidiaries of Kennametal Holding GmbH
Kennametal GmbH
Kennametal Hungaria Kft.
Kennametal Logistics GmbH
Kennametal Shared Services GmbH
Kennametal Sintec Keramik GmbH
Widia GmbH

Consolidated Subsidiaries and Affiliated Companies of Kennametal GmbH
Kenci S.L.
Kennametal Belgium BVBA
Kennametal Deutschland GmbH
Kennametal France S.A.S.
Kennametal GmbH Organizacni Slozka
Kennametal GmbH Zweigniederlassung Osterreich
Kennametal GmbH Zweigniederlassung Rumanien
Kennametal GmbH Zweigniederlassung Slowakei
Kennametal Infrastructure GmbH
Kennametal Italia S.p.A.
Kennametal Kesici Takimlar Sanayi Ve Ticaret Anonim Sirketi
Kennametal Polska Sp. z o.o.
Kennametal Produktions GmbH & Co. KG. (partnership)
Kennametal Sp. z o.o.
Kennametal Stellram S.r.L.
Kennametal UK Limited
Ruebig Real Estate GmbH & Co. KG

Consolidated Subsidiary of Kennametal Italia S.p.A.
Kennametal Italia Produzione S.R.L.

Consolidated Affiliated Company of Kennametal Produktions GmbH & Co. KG (partnership)
Kennametal Real Estate GmbH & Co. KG (partnership)

Consolidated Affiliated Company of Kennametal Deutschland GmbH
Kennametal (Deutschland) Real Estate GmbH & Co. KG (partnership)

Consolidated Subsidiary of Kennametal Sp. z o.o
Kennametal Produkcja Sp. z o.o.

Consolidated Subsidiaries and Affiliated Companies of Widia GmbH
Kennametal Widia Produktions GmbH & Co. KG (partnership)
Kennametal Widia Real Estate GmbH & Co. KG (partnership)
Meturit AG

Consolidated Subsidiary of Meturit AG
Kennametal India Ltd.

Consolidated Subsidiary of Kennametal India Ltd.
Widia India Tooling Private Limited

Consolidated Subsidiaries of Kenci S.L.
Kenci Lda.
Kennametal Manufacturing Barcelona S.L.

Consolidated Subsidiaries of Kennametal UK Limited
Kennametal Logistics UK Ltd.
Kennametal Manufacturing UK Ltd.